                                                               Draft of 10/16/97
                                                               -----------------

                                                                     EXHIBIT 4.4

================================================================================


                            AUCTION AGENT AGREEMENT
                 (TAX EXEMPT AUCTION RATE SERIES 1997-1 NOTES)


                                 by and among


                         EDUCATION LOANS INCORPORATED,
                                  as Issuer,


                       FIRST BANK NATIONAL ASSOCIATION,
                                  as Trustee,


                                      and


                            BANKERS TRUST COMPANY,
                               as Auction Agent

                           ________________________

                           Dated as of July 1, 1997

                           ________________________

                                  Relating to

                              $
                               -----------------
                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                     SENIOR SERIES 1997-1A, B, C, D AND E

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section  1.  Definitions and Rules of Construction.........................    2
       1.1   Terms Defined by Reference to First Supplemental
                 Indenture.................................................    2
       1.2   Terms Defined Herein..........................................    2
       1.3   Rules of Construction.........................................    4

Section  2.  The Auction...................................................    4
       2.1   Interest Rate on Tax Exempt Auction Rate Series 1997-1 Notes;
                 In corporation by Reference of Auction Procedures
                 and Settlement Procedures.................................    4
       2.2   Preparation of Each Auction; Maintenance of
                 Existing Holder Registry..................................    5
       2.3   Maximum Auction Rates, All Hold Rates, After-Tax
             Equivalents, "AA" Composite Commercial Paper Rates,
                 Indexes and Applicable Percentages........................    8
       2.4   Auction Schedule..............................................    9
       2.5   Changes in Auction Periods, Auction Date or Percentages
                 Used in Determining Maximum Auction Rate, All Hold
                 Rate and Non-Payment Rate.................................   10
       2.6   Notice of Fee Rate Change.....................................   11
       2.7   Notices to Existing Holders...................................   11
       2.8   Payment Default...............................................   12
       2.9   Broker-Dealers................................................   12
       2.10  Access to and Maintenance of Auction Records..................   12

Section  3.  Term of Agreement.............................................   13

Section  4.  Trustee.......................................................   14

Section  5.  Representations and Warranties of the Trustee.................   14

Section  6.  The Auction Agent.............................................   15
       6.1   Duties and Responsibilities...................................   15
       6.2   Rights of the Auction Agent...................................   15
       6.3   Auction Agent's Disclaimer....................................   16
       6.4   Compensation, Remedies and Indemnification....................   16
       6.5   Compensation of the Broker-Dealers............................   17

Section  7.  Miscellaneous.................................................   18
       7.1   Governing Law.................................................   18


      7.2  Communications...............................  18
      7.3  Entire Agreement.............................  20
      7.4  Benefits.....................................  20
      7.5  Amendment; Waiver............................  20
      7.6  Successor and Assigns........................  20
      7.7  Severability.................................  20
      7.8  Execution in Counterparts....................  21

Exhibits
--------

Exhibit A -- List of Initial Broker-Dealers
Exhibit B -- Broker-Dealer Agreement
Exhibit C -- Notice of Continuation of Percentage Used in
             Determining Maximum Auction Rate, All Hold Rate or
             Non-Payment Rate
Exhibit D -- Notice of Tax Exempt Auction Rate Series 1997-1 Notes
             Outstanding
Exhibit E -- Notice of Fee Rate Change
Exhibit F -- Notice of a Payment Default
Exhibit G -- Settlement Procedures
Exhibit H -- Notice of Continuation of Auction Period
Exhibit I -- Notice of Auction Rate Series 1997-1 Note Interest Rate
Exhibit J -- Notice of Ratings

          THIS AUCTION AGENT AGREEMENT (TAX EXEMPT AUCTION RATE SERIES 1997-1 NOTES), dated as of July 1, 1997 (this "Auction Agent Agreement"), is being entered into by and among EDUCATION LOANS INCORPORATED, a South Dakota corporation (together with any successors or assigns, the "Issuer"), FIRST BANK NATIONAL ASSOCIATION, Minneapolis, Minnesota, a national banking association duly established and existing under the laws of the United States of America, as Trustee (together with any successors or assigns, the "Trustee") under a certain First Supplemental Indenture of Trust, as hereinafter defined and described, and BANKERS TRUST COMPANY, a New York banking corporation (together with its successors and assigns, the "Auction Agent"), acting not in its individual capacity but solely as agent for the Issuer.

                             W I T N E S S E T H:

          WHEREAS, the Issuer proposes to cause the Trustee to authenticate and deliver $____________________ aggregate principal amount of its Student Loan Asset-Backed Callable Notes, Series 1997-1, including therein five series designated Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1A (the "Series 1997-1A Notes"), Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1B (the "Series 1997-1B Notes"), Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1C (the "Series 1997-1C Notes"), Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1D (the "Series 1997-1D Notes") and Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1E (the "Series 1997-1E Notes" and, together with the Series 1997-1A Notes, the Series 1997-1B Notes, the Series 1997-1C Notes and the Series 1997-1D Notes, the "Tax Exempt Auction Rate Series 1997-1 Notes"). The Tax Exempt Auction Rate Series 1997-1 Notes are being issued under the First Supplemental Indenture of Trust, dated as of July 1, 1997 (the "First Supplemental Indenture"), by and between the Issuer and the Trustee and executed pursuant to an Indenture of Trust, dated as of July 1, 1997 (the "Original Indenture"), by and between the Trustee and the Issuer ; and

          WHEREAS, pursuant to Section 8 of the First Supplemental Indenture, the Auction Agent has been appointed to act in the capacities set forth in this Auction Agent Agreement; and

          WHEREAS, the Trustee is entering into this Auction Agent Agreement at the direction of the Issuer pursuant to the terms of the First Supplemental Indenture;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Issuer, the Trustee and the Auction Agent agree as follows:

          Section 1.  Definitions and Rules of Construction.

          1.1 Terms Defined by Reference to First Supplemental Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the First Supplemental Indenture.

          1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          "Auction" shall have the meaning specified in Section 2.1 hereof.

          "Auction Agent Fee" shall have meaning specified in Section 6.4(b) hereof.

          "Auction Agent Fee Rate" shall mean the rate per annum determined pursuant to Section 6.4(b) hereof, as the same may be changed from time to time in accordance with Section 6.4(b) hereof, at which the fee to be paid to the Auction Agent for services rendered by it hereunder and under the Broker-Dealer Agreements accrues pursuant to Section 6.4(b) hereof.

          "Auction Procedures" shall mean the provisions that are set forth in Sections 4 through 11, inclusive, of the First Supplemental Indenture.

          "Authorized Auction Agent Officer" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent and every other officer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Auction Agent Officer" for purposes hereof in a communication to the Trustee and the Issuer.

          "Authorized Issuer Officer" shall mean, with respect to the Issuer, the Chairman of the Board of Directors, the President, any Vice President or the Secretary of the Issuer or any other person designated in writing by the Board of Directors of the Issuer to the Auction Agent from time to time, which writing may limit the functions which such other person may undertake as an Authorized Issuer Officer hereunder.

          "Authorized Trustee Representative" shall mean each Vice President, Assistant Vice President or Trust Officer in the Corporate Trust Department of the Trustee and every other officer or employee of the Trustee designated as an "Authorized Trustee Representative" for purposes hereof in a written communication to the Auction Agent and the Issuer.

          "Broker-Dealer" shall mean a person listed on Exhibit A hereto, as such Exhibit A may be amended from time to time.

          "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit B.

          "Broker-Dealer Fee" shall have the meaning specified in Section 6.5(a) hereof.

          "Broker-Dealer Fee Rate" shall have the meaning specified in Section 6.5(b) hereof.

          "Business Day" shall mean a day of the year on which (i) banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed, (ii) banks located in the city in which the Principal Office of the Auction Agent, as set forth in Section 7.2 hereof, is located are not required or authorized to remain closed, (iii) banks located in the city in which the Principal Office of each Broker-Dealer, as set forth in and for purposes of the applicable Broker-Dealer Agreement, is located are not required or authorized to remain closed and (iv) The New York Stock Exchange is not closed.

          "Existing Holder Registry" shall mean the register maintained by the Auction Agent pursuant to Section 2.2 hereof.

          "Notice of Failure to Deliver or Make Payment" shall mean a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement.

          "Notice of Fee Rate Change" shall mean a notice substantially in the form of Exhibit E hereof.

          "Notice of Payment Default" shall mean a notice substantially in the form of Exhibit F hereto.

          "Notice of Ratings" shall mean a notice substantially in the form of Exhibit J hereto.

          "Notice of Tax Exempt Auction Rate Series 1997-1 Notes Outstanding" shall mean a notice substantially in the form of Exhibit D hereto.

          "Notice of Transfer" shall mean a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement.

          "Participant" shall mean a member of, or participant in, the Securities Depository.

          "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit G hereto.

          1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Auction Agent Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Auction Agent Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Auction Agent Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

          (e) The rights and duties of the Trustee, the Auction Agent and the Issuer under this Auction Agent Agreement shall apply to the Series 1997-1A Notes, the Series 1997-1B Notes, the Series 1997-1C Notes, the Series 1997-1D Notes and the Series 1997-1E Notes, but separately in each case. References to "Tax Exempt Auction Rate Series 1997-1 Notes" shall, unless the context clearly contemplates a reference to all the Tax Exempt Auction Rate Series 1997-1 Notes, be deemed to refer only to a particular series of Tax Exempt Auction Rate Series 1997-1 Notes.

          Section 2.  The Auction.

          2.1 Interest Rate on Tax Exempt Auction Rate Series 1997-1 Notes; Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) During the Initial Interest Period, each of the Series 1997-1A Notes, the Series 1997-1B Notes, the Series 1997-1C Notes, the Series 1997-1D Notes and the Series 1997-1E Notes shall bear interest at the Tax Exempt Auction Rate Series 1997-1 Note Initial Interest Rate for such series. Thereafter, the Tax Exempt Auction Rate Series 1997-1 Notes shall bear interest at the Auction Rate Series 1997-1 Note Interest Rate based on an Interest Period that shall be an Auction Period. The Auction Rate Series 1997-1 Note Interest Rate on each series of the Tax Exempt Auction Rate Series 1997-1 Notes for each Auction Period shall be the Auction Rate determined in accordance with Sections 3 through 12 of the First Supplemental Indenture (not to exceed 14% per annum). Pursuant to Section 8 of the First Supplemental Indenture, the Issuer has duly appointed Bankers Trust Company as Auction Agent for purposes of the Auction Procedures and to perform such other obligations and duties as are herein set forth. Bankers Trust Company hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of, among other things, determining the Auction Rate, and ultimately the Auction Rate Series 1997-1 Note Interest Rate for each series of the Tax Exempt Auction Rate Series 1997-1 Notes for each Auction Period other than the Initial Interest Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2 Preparation of Each Auction; Maintenance of Existing Holder Registry.

          (a) A list of Broker-Dealers (showing Smith Barney Inc. as the sole initial Broker-Dealer) is attached as Exhibit A to this Auction Agent Agreement. Not later than seven days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Trustee, at the direction of an Authorized Issuer Officer, will notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement manually signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) In the event that any day that is scheduled to be an Auction Date shall be changed after the Auction Agent shall have given the notice of such Auction Date pursuant to clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 a.m., New York City time, on the new Auction Date and 9:15 a.m., New York City time, on the old Auction Date.

          (c) (i) The Auction Agent shall maintain a current registry of Persons that are Broker-Dealers, compiled initially on the Closing Date as described below, and that hold Tax Exempt Auction Rate Series 1997-1 Notes, for purposes of dealing with the Auction Agent in connection with an Auction (such registry being herein called the "Existing Holder Registry"). Such Persons shall constitute the "Existing Holders" for purposes of dealing with the Auction Agent in connection with an Auction. The Auction Agent shall indicate in the Existing Holder Registry for each Existing Holder the identity of the Broker-Dealer which submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing the Tax Exempt Auction Rate Series 1997-1 Notes. Pursuant to the Broker-Dealer Agreement, Smith Barney Inc., as the sole initial Broker-Dealer, has agreed to provide to the Auction Agent on the Closing Date the names and addresses of the Persons who are to be initially listed on the Existing Holder Registry as constituting the initial Existing Holders of Tax Exempt Auction Rate Series 1997-1 Notes for purposes of dealing with the Auction Agent in connection with an Auction. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, Participant of any Existing Holder or Broker-Dealer of any Existing Holder as described in Section 2.2(c)(iii) hereof.

               (ii) The Trustee shall notify the Auction Agent when any notice of redemption of Tax Exempt Auction Rate Series 1997-1 Notes is sent to the Securities Depository as the Holder of Tax Exempt Auction Rate Series 1997-1 Notes not later than 11:00 a.m., New York City time, on the date such notice is sent. Such notice with respect to a redemption shall be substantially in the form of Exhibit D hereto, Notice of Tax Exempt Auction Rate Series 1997-1 Notes Outstanding. In the event the Auction Agent receives from the Trustee written notice of any partial redemption of any Tax Exempt Auction Rate Series 1997-1 Notes, the Auction Agent shall, at least two Business Days prior to the next Auction, request each Participant to disclose to the Auction Agent (upon selection by such Participant of the Existing Holders whose Tax Exempt Auction Rate Series 1997-1 Notes are to be redeemed) the aggregate principal amount of such Tax Exempt Auction Rate Series 1997-1 Notes of each such Existing Holder, if any, which are to be redeemed; provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Participant from which it is to request such information. In the absence of receiving any such information with respect to any Existing Holder, from such Existing Holder's Participant or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes shown in the Existing Holder Registry.

               (iii) The Auction Agent shall be required to register in the Existing Holder Registry a transfer of Tax Exempt Auction Rate Series 1997-1 Notes from an Existing Holder to another Person only if such transfer is made to a Person through a Broker-Dealer and if (A) such transfer is pursuant to an Auction or (B) the Auction Agent has been notified in writing (1) in a notice substantially in the form of a Notice of Transfer by such Existing Holder, by the Participant of such Existing Holder or by the Broker-Dealer of such Existing Holder of such transfer, or (2) in a notice substantially in the form of a Notice of Failure to Deliver or Make Payment by the Broker-Dealer of any Person that purchased or sold Tax Exempt Auction Rate Series 1997-1 Notes in an Auction of the failure of such Tax Exempt Auction Rate Series 1997-1 Notes to be transferred as a result of the Auction. The Auction Agent is not required to accept any Notice of Transfer or Notice of Failure to Deliver or Make Payment delivered prior to an Auction unless it is received by the Auction Agent by 3:00 p.m., New York City time, on the Business Day next preceding the applicable Auction Date.

          (d) The Auction Agent may request that the Broker-Dealers, as set forth in the Broker-Dealer Agreements, provide the Auction Agent with the aggregate principal amount of Tax Exempt Auction Rate Series 1997-1 Notes held by such Broker-Dealers for purposes of the Existing Holder Registry, as well as with a list of their respective customers that such Broker-Dealers believe are Existing Holders of the Tax Exempt Auction Rate Series 1997-1 Notes and the aggregate principal amount of Tax Exempt Auction Rate Series 1997-1 Notes beneficially owned by each such customer. Except as permitted by Section 2.10 hereof, the Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any person other than the relevant Broker-Dealer, the Issuer and the Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

          (e) The Auction Agent shall send by telecopy or other means a copy of any Notice of Tax Exempt Auction Rate Series 1997-1 Notes Outstanding received from the Trustee to each Broker-Dealer in accordance with Section
     4.3 of the applicable Broker-Dealer Agreement.

          2.3 Maximum Auction Rates, All Hold Rates, After-Tax Equivalents, "AA" Composite Commercial Paper Rates, Indexes and Applicable Percentages.

          (a) On each Auction Date, the Auction Agent shall determine the Maximum Auction Rate, the All Hold Rate, the After-Tax Equivalent, the "AA" Composite Commercial Paper Rate, the Index (unless the Index is to be determined by the Market Agent) and the Applicable Percentage. Not later than 9:30 a.m., New York City time, on each Auction Date, the Auction Agent shall notify the Trustee and the Broker-Dealers of the Maximum Auction Rate, the All Hold Rate, the After-Tax Equivalent, the "AA" Composite Commercial Paper Rate, the Index (unless the Index is to be determined by the Market Agent) and the Applicable Percentage so determined. On or within three Business Days after the Closing Date, the Issuer shall give written notice to the Auction Agent of the initial ratings on the Tax Exempt Auction Rate Series 1997-1 Notes by Moody's and Fitch substantially in the form of the Notice of Ratings. Thereafter, if there is a change in one of both of such ratings, the Issuer shall give written notice to the Auction Agent substantially in the form of the Notice of Ratings within three Business Days of its receipt of notice of such change, but not later than the close of business on the Business Day immediately preceding an Auction Date if the Issuer has received written notice of such change in a rating or ratings prior to 12:00 noon, New York City time, on such Business Day, and the Auction Agent shall take into account such change in rating or ratings for purposes hereof and any Auction so long as such Notice of Ratings is received by the Auction Agent no later than the close of business on such Business Day.

          (b) (i) If, on any Auction Date for an Auction Period, an Auction is not held for any reason, then the Auction Rate Series 1997-1 Note Interest Rate for the next succeeding Auction Period shall be the Maximum Auction Rate.

               (ii) If the ownership of the Tax Exempt Auction Rate Series 1997-1 Notes is no longer maintained in Book-Entry Form by the Securities Depository, no further Auctions shall be held and the Auction Rate Series 1997-1 Note Interest Rate for each Interest Period commencing after the delivery of certificated Tax Exempt Auction Rate Series 1997-1 Notes pursuant to Section 17 of the First Supplemental Indenture shall equal the Maximum Auction Rate as determined by the Trustee on the Business Day immediately preceding the first day of such subsequent Interest Period as provided in Section 3(A) of the First Supplemental Indenture.

               (iii) If a Payment Default shall have occurred with respect to a series of Tax Exempt Auction Rate Series 1997-1 Notes, the Auction

          Rate Series 1997-1 Note Interest Rate with respect to such series for each Interest Period commencing on or immediately after the occurrence of such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate, as determined by the Trustee on the first day of such Interest Period as provided in Section 3(A) of the First Supplemental Indenture. The Auction Rate Series 1997-1 Note Interest Rate for each Interest Period commencing at least two Business Days after any cure of a Payment Default shall be determined through implementation of the Auction Procedures.

          2.4 Auction Schedule. The Auction Agent shall conduct Auctions on the Auction Date in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trustee and the Market Agent, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice pursuant to Section 4.3 of the applicable Broker-Dealer Agreement of any such change to each Broker-Dealer. Such notice shall be given prior to the first Auction Date on which any such change shall be effective.

By 9:30 a.m.                The Auction Agent advises the Trustee and the
                            Broker-Dealers of the Maximum Auction Rate, the All
                            Hold Rate, the After-Tax Equivalent, the "AA"
                            Composite Commercial Paper Rate, the Index and the
                            Applicable Percentage to be used in determining the Auction Rate under the Auction Procedures, the First
                            Supplemental Indenture and this Auction Agent
                            Agreement.

9:30 a.m. - 12:30 p.m.      The Auction Agent assembles information communicated
                            to it by Broker-Dealers as provided in Section
                            4(c)(i) of the First Supplemental Indenture. The
                            Submission Deadline is 12:30 p.m., New York City time.

Not earlier than            The Auction Agent makes the determination pursuant
12:30 p.m.                  to Section 4(c)(i) of the First Supplemental
                            Indenture. Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and principal amount of Tax Exempt Auction Rate Series
                            1997-1 Notes is allocated as provided in

                                      Section 4(d) of the
                                      First Supplemental Indenture.

By approximately                      The Auction Agent advises the Trustee and
3:00 p.m./1/ or                       the Broker-Dealers of the results of the
4:00 p.m./2/                          Auction as provided in Section 4(c)(ii) of
                                      the First Supplemental Indenture.

----------
/1/    If the Auction Rate Series 1997-1 Note Interest Rate is the Auction
Rate.
/2/    If the Auction Rate Series 1997-1 Note Interest Rate is the Maximum
Auction Rate.

          The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

          2.5 Changes in Auction Periods, Auction Date or Percentages Used in Determining Maximum Auction Rate, All Hold Rate and Non-Payment Rate.

          (a)  Changes in Auction Period or Periods.

               (i) The Auction Agent shall mail any notice delivered to it pursuant to the first paragraph of Section 10(a) of the First Supplemental Indenture to the Existing Holders within two Business Days of its receipt thereof.

               (ii) The Auction Agent shall deliver any certificate delivered to it pursuant to the third paragraph of Section 10(a) of the First Supplemental Indenture to the Broker-Dealers not later than 3:00 p.m., New York City time, on the last Business Day preceding the next Auction Date by telecopy or similar means.

               (iii) If, after delivery to the Auction Agent of the notice referred to in the first paragraph of Section 10(a) of the First Supplemental Indenture, the Auction Agent fails to receive the certificate referred to in the third paragraph of Section 10(a) of the First Supplemental Indenture by 11:00 a.m., New York City time, on the last Business Day preceding the next Auction Date, the Auction Agent shall deliver a notice of such failure in substantially the form of Exhibit H hereto to the Broker-Dealers not later than 3:00 p.m., New York City time, on such Business Day by telecopy or other similar means.

               (iv) If, after delivery to the Auction Agent of the notice referred to in the third paragraph of Section 10(a) and the certificate referred to in the third paragraph of Section 10(a) of the First Supplemental

          Indenture, Sufficient Bids are not received by the Auction Agent by the Submission Deadline, the Auction Agent shall notify the Broker-Dealers not later than 3:00 p.m., New York City time, on such Auction Date by telephone confirmed in writing in substantially the form of Exhibit I hereto the next Business Day.

          (b) Changes in Auction Date. The Auction Agent shall mail any notice delivered to it pursuant to Section 11 of the First Supplemental Indenture to the Broker-Dealers within three Business Days of its receipt thereof.

          (c) Changes in Percentages Used in Determining Maximum Auction Rate, All Hold Rate and Non-Payment Rate.

               (i) The Auction Agent shall mail any notice delivered to it pursuant to the second paragraph of Section 10(b) of the First Supplemental Indenture to the Existing Holders within two Business Days of its receipt thereof.

               (ii) The Auction Agent shall deliver any certificate delivered to it pursuant to the third paragraph of Section 10(b) of the First Supplemental Indenture to the Broker-Dealers not later than 3:00 p.m., New York City time, on the last Business Day preceding the next Auction Date by telecopy or similar means.

               (iii) If, after delivery to the Auction Agent of the notice referred to in the second paragraph of Section 10(b) of the First Supplemental Indenture, the Auction Agent fails to receive the certificate referred to in the third paragraph of Section 10(b) of the First Supplemental Indenture by 11:00 a.m., New York City time, on the last Business Day preceding the next Auction Date, the Auction Agent shall deliver a notice of such failure in substantially the form of Exhibit C hereto to the Broker-Dealers not later than 3:00 p.m., New York City time, on such Business Day by telecopy or other similar means.

          2.6 Notice of Fee Rate Change. If the Auction Agent Fee Rate is changed pursuant to the provisions of Section 6.4(b) hereof or the Broker-Dealer Fee Rate is changed pursuant to the provisions of 6.5(b) hereof, the Auction Agent shall mail a Notice of Fee Rate Change (i) to the Trustee with respect to a change in the Auction Agent Fee Rate and the Broker-Dealer Fee Rate and (ii) to the Broker-Dealers with respect to a change in the Broker-Dealer Fee Rate, in each case within two Business Days of such change.

          2.7 Notices to Existing Holders. The Auction Agent shall be entitled to rely upon the address of each Broker-Dealer as provided in Section 4.3 of the applicable Broker-Dealer Agreement in connection with any notice to each Broker-Dealer, as an Existing Holder, required to be given by the Auction Agent.

          2.8  Payment Default.

          (a) After delivery by the Trustee to the Auction Agent of a notice that a Payment Default shall have occurred, the Auction Agent shall, on the Business Day following its receipt of the same, deliver a Notice of Payment Default to the Broker-Dealers by telecopy or other similar means.

          (b) The Auction Agent shall deliver a copy of any notice received by it from the Trustee to the effect that a Payment Default has been cured to the Broker-Dealers on the Business Day following its receipt of the same by telecopy or other similar means.

          2.9  Broker-Dealers.

          (a) If the Auction Agent is provided with a copy of a Broker-Dealer Agreement, which has been manually signed, with any person listed on Exhibit A hereto to which the Trustee, at the direction of an Authorized Issuer Officer, shall have consented, it shall enter into such Broker-Dealer Agreement with such person. The Issuer hereby directs the Trustee to consent to Smith Barney Inc. as the sole initial Broker-Dealer.

          (b) The Auction Agent may, at the written direction of an Authorized Issuer Officer, and with the approval of Smith Barney Inc., so long as Smith Barney Inc. is acting as a Broker-Dealer, enter into a Broker-Dealer Agreement with any other person who requests to be selected to act as a Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein at the direction of an Authorized Issuer Officer.

          2.10 Access to and Maintenance of Auction Records. The Auction Agent shall afford to the Trustee, the Issuer and their respective agents, independent public accountants and counsel access, at reasonable times during normal business hours, to review and make extracts or copies (at no cost to the Auction Agent) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Trustee or the Issuer requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such

Auction (or for such longer period requested by the Trustee or the Issuer, not to exceed four years after each Auction), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder. At the end of such period, the Auction Agent shall deliver such records to the Trustee. The Trustee and the Issuer agree to keep any information regarding the conduct and results of the Auctions, including, without limitation, information regarding customers of any Broker-Dealer, received from the Auction Agent in connection with this Auction Agent Agreement confidential and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.10. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, except as may otherwise be required by law.

          Section 3.  Term of Agreement.

          (a) This Auction Agent Agreement shall terminate on the earlier to occur of (i) the satisfaction and discharge of the First Supplemental Indenture with respect to the Tax Exempt Auction Rate Series 1997-1 Notes or this Auction Agent Agreement and (ii) the date on which this Auction Agent Agreement is terminated in accordance with this Section 3. The Trustee may terminate this Auction Agent Agreement in accordance with
     Section 8(a) of the First Supplemental Indenture. The Auction Agent may terminate this Auction Agent Agreement upon written notice to the Trustee, the Issuer and the Market Agent on the date specified in such notice, which date shall be no earlier than 90 days after the date of delivery of such notice. Notwithstanding the foregoing, the provisions of Section 2 hereof shall terminate upon the delivery of certificates representing Tax Exempt Auction Rate Series 1997-1 Notes pursuant to Section 17 of the First Supplemental Indenture. Notwithstanding the foregoing, the Auction Agent may terminate this Agreement without further notice if, within 25 days after notifying in writing the Trustee, the Issuer and the Market Agent that it has not received payment of any Auction Agent Fee due it in accordance with the terms hereof, the Auction Agent does not receive such payment. Any resignation of the Auction Agent or termination of this Auction Agent Agreement, other than as described in the preceding sentence of this paragraph, shall not become effective until a successor Auction Agent has been appointed and acceptance of such appointment by such successor Auction Agent. The Issuer and the Trustee agree to diligently proceed to appoint a successor Auction Agent. However, if a successor Auction Agent shall not have been appointed within 60 days from the date of such notice of resignation, the resigning Auction

     Agent may petition any court of competent jurisdiction for the appointment of a successor Auction Agent.

          (b) Except as otherwise provided in this Section 3(b), the respective rights and duties of the Trustee, the Issuer and the Auction Agent under this Auction Agent Agreement shall cease upon termination of this Auction Agent Agreement. The Trustee's representations and warranties to the Auction Agent under Section 5 hereof, and the Issuer's obligations to the Auction Agent under Section 6.4 hereof and to the Broker-Dealers under
     Section 6.5 hereof, shall survive the termination of this Auction Agent Agreement subject to Section 4 hereof. Upon termination of this Auction Agent Agreement, the Auction Agent shall, upon request, promptly deliver to the Trustee copies of all books and records maintained by it with respect to Tax Exempt Auction Rate Series 1997-1 Notes in connection with its duties hereunder.

          Section 4. Trustee. All privileges, rights and immunities given to the Trustee in the First Supplemental Indenture are hereby extended to and applicable to the Trustee's obligations hereunder.

          Section 5.  Representations and Warranties of the Trustee.

          The Trustee hereby represents and warrants to the Auction Agent and the Issuer as follows:

          5.1 The Trustee (i) has been duly incorporated and is validly existing and in good standing as a national banking association under the laws of the United States, and (ii) has all necessary authority, approvals, consents (whether from the Issuer or otherwise) to enter into and perform its obligations under this Auction Agent Agreement. This Auction Agent Agreement has been duly and validly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable obligation of the Trustee.

          5.2 Neither the execution, delivery and performance of this Auction Agent Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Auction Agent Agreement will conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trustee, or any mortgage, indenture, contract, agreement or undertaking to which the Trustee is a party or by which it is bound, or the organizational documents pursuant to which the Trustee has been created and under which it is operating.

          5.3 All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction over the Trustee which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Trustee of its obligations under this Auction Agent Agreement have been obtained.

          Section 6.  The Auction Agent.

          6.1   Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent of the Issuer and owes no fiduciary duties to any person (other than the Issuer) by reason of this Auction Agent Agreement. The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Auction Agent Agreement, and no implied covenants or obligations shall be read into this Auction Agent Agreement by means of the provisions of the First Supplemental Indenture or otherwise against the Auction Agent.

          (b) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

          (c) The Auction Agent shall not agree to any amendment to a Broker-Dealer Agreement without the prior written consent of the Issuer, which consent shall not be unreasonably withheld.

          6.2  Rights of the Auction Agent.

          (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, form of bond certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trustee or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trustee or with Broker-Dealers or both.

          (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          6.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in this Auction Agent Agreement or the Broker-Dealer Agreement or the validity or adequacy of the Tax Exempt Auction Rate Series 1997-1 Notes.

          6.4  Compensation, Remedies and Indemnification.

          (a) With respect to each series of Tax Exempt Auction Rate Series 1997-1 Notes, not later than 12:00 noon, New York City time, on the first Interest Payment Date relating to such series, the Issuer, pursuant to
     Section 5(b) of the First Supplemental Indenture, shall pay in arrears to the Auction Agent, solely from moneys available therefor in the Administration Fund, an amount in cash equal to the product of (i) the Auction Agent Fee Rate times (ii) a fraction, the numerator of which is the number of days from the Closing Date to such Interest Payment Date (or, if such series of Tax Exempt Auction Rate Series 1997-1 Notes ceased to be outstanding prior to such Interest Payment Date, the date on which such series ceased to be outstanding) and the denominator of which is 360, times
     (iii) the aggregate principal amount of Tax Exempt Auction Rate Series 1997-1 Notes of such series on the date of original issuance of the Series 1997-1 Notes.

          (b) With respect to each series of Tax Exempt Auction Rate Series 1997-1 Notes any of which were outstanding at any time during the related period, not later than 12:00 noon, New York City time, on each Interest Payment Date thereafter relating to such series, the Issuer, pursuant to
     Section 5(b) of the First Supplemental Indenture, shall pay in arrears to the Auction Agent, solely from moneys available therefor in the Administration Fund, an amount in cash equal to the product of (i) the Auction Agent Fee Rate times (ii) a fraction, the numerator of which is the number of days from the preceding Interest Payment Date to the current Interest Payment Date (or, if such series of Tax Exempt Auction Rate Series 1997-1 Notes ceased to be outstanding prior to such current Interest Payment Date, the date on which such series ceased to be outstanding) and the denominator of which is 360, times (iii) the average principal amount of Tax Exempt Auction Rate Series 1997-1 Notes of such series outstanding during the period between such preceding Interest Payment Date (or the Closing Date, in the case of the first Interest Payment Date) and the current Interest Payment Date (or, if such series of Tax Exempt Auction Rate Series 1997-1 Notes ceased to be outstanding prior to such current Interest Payment Date, the date on which such series ceased to be outstanding) (together with the fee described in
     Section 6.4(a), the "Auction Agent Fee"). The Auction Agent Fee Rate may be adjusted from time to time with the approval of an Authorized Issuer Officer upon a written request of the Auction Agent delivered to the Trustee and the Issuer. The Initial Auction Agent Fee Rate shall be .025%. Any change in the Auction Agent Fee Rate shall be effective on the Auction Date next succeeding such change.

          (c) The Issuer shall reimburse the Auction Agent, upon its request, for all reasonable expenses, disbursements and advances, if any, incurred or made by the Auction Agent in accordance with any provision of this Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel) from amounts available therefor in the Administration Fund. The Issuer shall indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under this Auction Agent Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder and of enforcing this indemnification provision; provided that the Issuer shall not indemnify the Auction Agent pursuant to this Section 6.4(c) for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties hereunder and under the Broker-Dealer Agreements, such fees and expenses being payable as provided in Section 6.4(a) and (b) above.

          6.5 Compensation of the Broker-Dealers.

          (a) With respect to each series of Tax Exempt Auction Rate Series 1997-1 Notes, not later than 12:00 noon, New York City time, on each Interest Payment Date relating to such series, the Issuer, pursuant to
     Section 5(b) of the First Supplemental Indenture, shall pay to the Auction Agent, solely from moneys available therefor in the Administration Fund, an amount in cash equal to the product of (i) the Broker-Dealer Fee Rate times
     (ii) a fraction, the numerator of which is the number of days from the preceding Interest

     Payment Date (or from the Closing Date, in the case of the first Interest Payment Date) to the current Interest Payment Date (or, if such series of Tax Exempt Auction Rate Series 1997-1 Notes ceased to be outstanding prior to such current Interest Payment Date, the date on which such series ceased to be outstanding) and the denominator of which is 360, times (iii) the average principal amount of Tax Exempt Auction Rate Series 1997-1 Notes of such series outstanding during the period between such preceding Interest Payment Date (or the Closing Date, in the case of the first Interest Payment Date) and the current Interest Payment Date (or, if such series of Tax Exempt Auction Rate Series 1997-1 Notes ceased to be outstanding prior to such current Interest Payment Date, the date on which such series ceased to be outstanding) (the "Broker-Dealer Fee"). The Auction Agent shall advise the Issuer of the amount referred to in the preceding sentence not later than 4:00 p.m., New York City time, at least two Business Days preceding such Interest Payment Date. The Auction Agent shall apply such monies as set forth in Section 2.5 of the Broker-Dealer Agreements.

          (b) After retaining an amount equal to the Auction Agent Fee as provided in Section 6.4 above, the Auction Agent shall pay the Broker-Dealer Fee as provided in Section 6.5(a) above solely out of amounts received by the Auction Agent pursuant to Section 5(b) of the First Supplemental Indenture. The Auction Agent shall advise the Issuer at least annually, at the request of an Authorized Issuer Officer, of the prevailing rate. The Broker-Dealer Fee Rate may be adjusted from time to time with the approval of an Authorized Issuer Officer upon a written request of the Auction Agent or Smith Barney Inc., as the initial Broker-Dealer, delivered to the Trustee and the Issuer. The initial Broker-Dealer Fee Rate shall be .25% per annum. If the Broker-Dealer Fee Rate is changed pursuant to the terms hereof, the Trustee shall notify the Auction Agent thereof. Any changes in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding such change.

          Section 7.  Miscellaneous.

          7.1 Governing Law. This Auction Agent Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state, it being understood that the corporate powers and legal capacity of the Issuer shall be construed and interpreted in accordance with the laws of the State of South Dakota.

          7.2 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Auction Agent Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party addressed to it at its address, or facsimile number set below:

If to the Trustee,
addressed:                             First Bank National Association
                                       141 North Main Avenue
                                       Sioux Falls, South Dakota 57104
                                       Attn: Corporate Trust Department
                                       Telephone: (605) 339-8725
                                       Facsimile: (605) 333-3813

If to the Issuer,
addressed:                             Education Loans Incorporated
                                       105 First Avenue Southwest
                                       Aberdeen, South Dakota  57401
                                       Attn: President
                                       Telephone: (605) 622-4590
                                       Facsimile: (605) 622-4574

If to the Auction Agent,
addressed:                             Bankers Trust Company
                                       Corporate Trust and Agency Group
                                       4 Albany Street
                                       New York, New York 10006
                                       Attn: Auction Rate Securities
                                       Telephone: (212) 250-6850
                                       Facsimile: (212) 250-6215

If to the Market Agent,
addressed:                             Smith Barney Inc.
                                       390 Greenwich Street
                                       2nd Floor
                                       New York, New York 10013
                                       Attn: Public Finance
                                          Division
                                       Telephone: (212) 723-5564
                                       Facsimile: (212) 723-8939

or such other address, telephone or facsimile number as such party may hereafter specify for such purpose by notice in writing to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trustee by an Authorized Trustee Representative, on behalf of the Auction Agent by an Authorized Auction Agent Officer and on behalf of the Issuer by an Authorized Issuer Officer.

          7.3 Entire Agreement. This Auction Agent Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

          7.4 Benefits. Nothing herein, express or implied, shall give to any person, other than the Trustee, acting on behalf of the beneficial owners of the Tax Exempt Auction Rate Series 1997-1 Notes, the Auction Agent, the Issuer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          7.5  Amendment; Waiver.

          (a) This Auction Agent Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by duly authorized representatives of the parties hereto.

          (b) The Trustee and the Issuer shall not enter into or approve any amendment of or supplement to the First Supplemental Indenture which materially affects the Auction Agent's duties or obligations under the First Supplemental Indenture without obtaining the prior written consent of the Auction Agent. The Trustee shall promptly notify the Auction Agent of any amendment of or supplement to the First Supplemental Indenture, and shall provide a copy thereof to the Auction Agent upon request.

          (c) Failure of a party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          7.6 Successors and Assigns. This Auction Agent Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of each of the Trustee, the Issuer (including, without limitation, EdLinc upon the Section 150(d)(3) Transfer) and the Auction Agent. Except as to the Section 150(d)(3) Transfer and the associated assignment of the Issuer's rights hereunder to, and assumption of the Issuer's obligations hereunder by, EdLinc (consent to which assignment and assumption by the Trustee and Auction Agent are hereby acknowledged), this Auction Agent Agreement may not be assigned by any party hereto absent the prior written consent of the other parties hereto, which consents shall not be unreasonably withheld.

          7.7 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          7.8 Execution in Counterparts. This Auction Agent Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Auction Agent Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                 EDUCATION LOANS INCORPORATED,
                                   as Issuer


                                  By: _______________________
                                  Title:  President



                                 FIRST BANK NATIONAL
                                   ASSOCIATION, as Trustee



                                  By: _______________________
                                  Title:  Trust Officer






                                 BANKERS TRUST COMPANY, as
                                   Auction Agent



                                  By: _______________________
                                  Title: _____________________

                                   EXHIBIT A
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                        LIST OF INITIAL BROKER-DEALERS
                        ------------------------------


Smith Barney Inc.

                                   EXHIBIT B
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                            BROKER-DEALER AGREEMENT
                            -----------------------

                                   EXHIBIT C
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

           NOTICE OF CONTINUATION OF PERCENTAGE USED IN DETERMINING [MAXIMUM AUCTION RATE] [ALL HOLD RATE] [NON-PAYMENT RATE]
           ---------------------------------------------------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                       SENIOR SERIES 1997-1A[B][C][D][E]


          NOTICE IS HEREBY GIVEN that a condition for the establishment of a change in the percentage used in determining the [Maximum Auction Rate] [All Hold Rate] [Non-Payment Rate] for the captioned Tax Exempt Auction Rate Series 1997-1 Notes has not been met. The existing such percentage will continue to be used in all such determinations.

          Terms used herein have the meanings set forth in the First Supplemental Indenture relating to the above-referenced issue.

                                    FIRST BANK NATIONAL
                                      ASSOCIATION, as Trustee


                                     By: _______________________
                                      Title: ___________________
                                      Date: ____________________

                                   EXHIBIT D
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

             NOTICE OF TAX EXEMPT AUCTION RATE SERIES 1997-1 NOTES
                                  OUTSTANDING
                                  -----------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                       SENIOR SERIES 1997-1A[B][C][D][E]



          NOTICE IS HEREBY GIVEN that $________ aggregate principal amount of Series 1997-1A[B][C][D][E] Notes were outstanding at the close of business on the immediately preceding Regular Record Date. Such aggregate principal amount of Series 1997-1A[B][C][D][E] Notes, less $_________ aggregate principal amount of Series 1997-1A[B][C][D][E] Notes to be redeemed by the Issuer pursuant to the First Supplemental Indenture, for a net aggregate principal amount of Series 1997-1A[B][C][D][E] Notes of $_______, will be available on the next Auction scheduled to be held on _________________.

          Terms used herein have the meanings set forth in the First Supplemental Indenture relating to the above-referenced issue.

                                          FIRST BANK NATIONAL
                                           ASSOCIATION, as Trustee



                                          By:
                                             --------------------------------
                                             Title:
                                                   --------------------------
                                             Date:
                                                   --------------------------

                                   EXHIBIT E
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                           NOTICE OF FEE RATE CHANGE
                           -------------------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                     SENIOR SERIES 1997-1A, B, C, D AND E


          NOTICE IS HEREBY GIVEN that the [Auction Agent Fee Rate] [Broker-Dealer Fee Rate] has been changed in accordance with Section [6.4(b)] [6.5(b)] of the Auction Agent Agreement. The new [Auction Agent Fee Rate] [Broker-Dealer Fee Rate] shall be ______% per annum.

          Terms used herein have the meanings set forth in the First Supplemental Indenture relating to the above-referenced issue.

                                    BANKERS TRUST COMPANY, as
                                      Auction Agent


                                    By: ________________________
                                      Title: ___________________
                                      Date: ____________________



APPROVED:

EDUCATION LOANS INCORPORATED


By: ________________________
  Title: ___________________
  Date: ____________________

                                   EXHIBIT F
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                          NOTICE OF A PAYMENT DEFAULT
                          ---------------------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                             SENIOR SERIES 1997-1


          NOTICE IS HEREBY GIVEN that a Payment Default has occurred and not been cured with respect to the Series 1997-1_____ Notes. Determination of the Auction Rate Series 1997-1 Note Interest Rate on the Tax Exempt Auction Rate Series 1997-1 Notes pursuant to the Auction Procedures will be suspended. The Auction Rate Series 1997-1 Note Interest Rate on each series of the Tax Exempt Auction Rate Series 1997-1 Notes for each Auction Period commencing after the date of Payment Default will equal the Non-Payment Rate (as to each such series with respect to which a Payment Default exists) or the Maximum Auction Rate (as to all other series), as the case may be, as it is determined by the Trustee on the first day of such Auction Period.

          Terms used herein have the meanings set forth in the First Supplemental Indenture relating to the above-referenced issue.

                                    BANKERS TRUST COMPANY, as
                                      Auction Agent


                                    By: ________________________
                                      Title: ___________________
                                      Date: ____________________

                                   EXHIBIT G
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                             SETTLEMENT PROCEDURES
                             ---------------------


          If not otherwise defined below, capitalized terms used herein shall have the meanings given such terms in the First Supplemental Indenture. These Settlement Procedures apply separately to each series of Tax Exempt Auction Rate Series 1997-1 Notes.

          (a) Not later than (1) 3:00 p.m., if the Auction Rate Series 1997-1
     Note Interest Rate is the Auction Rate, or (2) 4:00 p.m., if the Auction Rate Series 1997-1 Note Interest Rate is the Maximum Auction Rate, on each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

               (i) the Auction Rate Series 1997-1 Note Interest Rate fixed for the next Interest Period;

               (ii) whether there were Sufficient Bids in such Auction;

               (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes, if any, to be sold by such Existing Holder;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes, if any, to be purchased by such Potential Holder;

               (v) If the aggregate amount of Tax Exempt Auction Rate Series 1997-1 Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Tax Exempt Auction Rate Series 1997-1 Notes and the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

               (vi) if the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Tax Exempt Auction Rate Series 1997-1 Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Tax Exempt Auction Rate Series 1997-1 Notes and the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

               (vii) the Auction Date for the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

               (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

               (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay such Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be purchased pursuant to such Bid (which amount, unless the date of such purchase is an Interest Payment Date, will include an amount equal to the interest accrued and unpaid on such principal amount of Tax Exempt Auction Rate Series 1997-1 Notes) against receipt of such Tax Exempt Auction Rate Series 1997-1 Notes;

               (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be sold pursuant to such Order against payment therefor;

               (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next Interest Period;

               (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

               (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Tax Exempt Auction Rate Series 1997-1 Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or
     (a)(vi) above.

          (d)  On each Auction Date:

               (i) each Potential Holder and Existing Holder with an Order in the Auction on such Auction Date shall instruct its Participant as provided in paragraph (b)(ii) or (b)(iii) above, as the case may be;

               (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository shall instruct its Participant to deliver such Tax Exempt Auction Rate Series 1997-1 Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to paragraph (a)(v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer that is not a Participant in the Securities Depository shall instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above in the amount necessary to purchase Tax Exempt Auction Rate Series 1997-1 Notes to be purchased pursuant to paragraph (b)(ii) above against receipt of such Tax Exempt Auction Rate Series 1997-1 Notes.

          (e) On the Business Date following each Auction Date:

               (i) each Participant for a Bidder in the Auction on such Auction Date referred to in paragraph (d)(i) above shall instruct the Securities Depository to execute the transactions described under paragraph (b)(ii) or (b)(iii) above for such Auction, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in paragraph (d)(ii) above for such Auction, and the Securities Depository shall execute such transactions; and

               (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in paragraph (d)(iii) above for such Auction, and the Securities Depository shall execute such transactions.

          (f) If an Existing Holder selling Tax Exempt Auction Rate Series 1997-1 Notes in an Auction fails to deliver such Tax Exempt Auction Rate Series 1997-1 Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Tax Exempt Auction Rate Series 1997-1 Notes that is less than the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes to be so delivered shall be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Tax Exempt Auction Rate Series 1997-1 Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Tax Exempt Auction Rate Series 1997-1 Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of Tax Exempt Auction Rate Series 1997-1 Notes purchased or sold pursuant to an Auction or otherwise.

                                   EXHIBIT H
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                   NOTICE OF CONTINUATION OF AUCTION PERIOD
                   ----------------------------------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                       SENIOR SERIES 1997-1A[B][C][D][E]


          NOTICE IS HEREBY GIVEN that a condition for the establishment of a change in the length of one or more Auction Periods for the captioned Tax Exempt Auction Rate Series 1997-1 Notes has not been met. An Auction will therefor be held on the next Auction Date (___________________) and the length of such Auction Period shall remain an Auction Period of _______ days.

                                    BANKERS TRUST COMPANY, as
                                      Auction Agent


                                    By: _______________________
                                      Title: ___________________
                                      Date: ____________________

                                   EXHIBIT I
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

            NOTICE OF AUCTION RATE SERIES 1997-1 NOTE INTEREST RATE
            -------------------------------------------------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                       SENIOR SERIES 1997-1A[B][C][D][E]


          NOTICE IS HEREBY GIVEN that [the Corporation Certificate and the Trustee written statements, if any,] [Sufficient Bids] necessary for the establishment of a change in the length of one or more Auction Periods for the captioned Tax Exempt Auction Rate Series 1997-1 Notes have not been provided. The Auction Rate Series 1997-1 Note Interest Rate for the Auction Period commencing on ______________ shall be the Maximum Auction Rate and such Auction Period shall remain an Auction Period of _____ days.

                                    BANKERS TRUST COMPANY, as
                                      Auction Agent


                                    By: ________________________
                                      Title: ___________________
                                      Date: ____________________

                                   EXHIBIT J
                          TO AUCTION AGENT AGREEMENT
                          --------------------------

                               NOTICE OF RATINGS
                               -----------------

                         EDUCATION LOANS INCORPORATED
                     TAX EXEMPT AUCTION RATE STUDENT LOAN
                          ASSET-BACKED CALLABLE NOTES
                     SENIOR SERIES 1997-1A, B, C, D AND E


          NOTICE IS HEREBY GIVEN to the Auction Agent by the Issuer pursuant to
Section 2.3(a) of the Auction Agent Agreement that:

          1. as of the date of this notice the rating by Moody's on the captioned Tax Exempt Auction Rate Series 1997-1 Notes is ______; and

          2. as of the date of this notice the rating by Fitch on the captioned Tax Exempt Auction Rate Series 1997-1 Notes is _____.

          The Auction Agent may rely on such ratings for all purposes of the First Supplemental Indenture, including determination of the Maximum Auction Rate, the All Hold Rate and the Non-Payment Rate thereunder, from the date hereof until further notice from the undersigned Education Loans Incorporated.

                                        EDUCATION LOANS INCORPORATED


                                        By:
                                            ------------------------
                                            Title:
                                                   -----------------
                                            Date:
                                                  ------------------

                                      J-1